Exhibit 13

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of CNH Global N.V. (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2011 of the Company (the “Form 20-F”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Richard Tobin
Richard Tobin
Chief Executive Officer

By:	/s/ Camillo Rossotto
Camillo Rossotto
Chief Financial Officer

Dated February 29, 2012

A signed original of this written statement has been provided to CNH Global N.V. and will be retained by CNH Global N.V. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.